Exhibit 99.1
FOR IMMEDIATE RELEASE
July 21, 2010
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q2 2010
DALLAS — July 21, 2010 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2010.
•	Net income increased 7% on a linked quarter basis and increased 25% from Q2 2009

•	EPS increased 5% on a linked quarter basis and increased 267% for the second quarter of 2010 as compared to the same quarter of 2009

•	Demand deposits grew 13% and total deposits increased 12% on a linked quarter basis and grew 54% and 35%, respectively, from Q2 2009

•	Loans held for investment remained consistent on a linked quarter basis and total loans increased 8% on a linked quarter basis; grew 6% and 15%, respectively, from Q2 2009
“We are pleased to report another quarter of solid core earnings and exceptional deposit growth. We have positioned ourselves to produce strong results in a challenging time for our industry,” said George Jones, CEO. “Although the entire industry continues to face credit and other challenges from the national economic conditions, we believe that those issues are manageable for Texas Capital.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2010	Q2 2009	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$8,116	$6,482	25%
Net Income Available to Common Shareholders(1)	$8,116	$2,029	300%
Diluted EPS(1)	$.22	$.06	267%
ROA(1)	.58%	.49%
ROE(1)	6.33%	5.45%
Diluted Shares	37,487	33,866

BALANCE SHEET
Total Assets(1)	$5,961,472	$5,306,407	12%
Demand Deposits	1,120,664	730,034	54%
Total Deposits	4,926,069	3,643,582	35%
Loans Held for Investment	4,462,830	4,211,304	6%
Total Loans(1)	5,459,980	4,755,956	15%
Stockholders’ Equity	514,078	464,026	11%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $8.1 million for the quarter ended June 30, 2010, compared to $6.5 million for the second quarter of 2009. Net income available to common shareholders from continuing operations was $8.1 million for the quarter ended June 30, 2010, compared to $2.0 million for the second quarter of 2009. On a fully diluted basis, earnings per common share from continuing operations were $.22 for the three months ended June 30, 2010 compared to $.06 for the same period last year. The effect of the TARP preferred stock dividends net of income earned on the TARP proceeds reduced earnings per share by $.13 for the three months ended June 30, 2009. The discussion below relates only to continuing operations.
Return on average equity was 6.33 percent and return on average assets was .58 percent for the second quarter of 2010, compared to 5.45 percent and .49 percent, respectively, for the second quarter of 2009.
The net interest margin in the second quarter of 2010 was 4.32 percent, a 44 basis point increase from the second quarter of 2009 and an 11 basis point decrease from the first quarter of 2010. The year over year increase is due to the significant reduction in funding costs and our ability to maintain and improve spreads on our loans. On a linked quarter basis, we reported a slight decrease in margin from 4.43% to 4.32%, compared to the significant increases in margin that we have reported since the first part of 2009. This decrease was due to increased liquidity created by our deposit growth being invested in lower yielding assets and the reduction in the use of borrowed funds at lower costs. Additionally, our nonaccrual loans have continued to increase and have negatively affected both our margin and net interest income. Net interest income was $57.9 million for the second quarter of 2010, compared to $48.8 million for the second quarter of 2009. The increase was due to an increase in average earning assets of $315.9 million over levels reported in the second quarter of 2009. The increase in average earning assets included a $334.9 million increase in average loans held for investment and an $8.0 million increase in average loans held for sale, offset by a decrease of $93.1 million in average securities.
Average total deposits for the second quarter of 2010 increased by $1.5 billion from the second quarter of 2009 and increased by $487.3 million from the first quarter of 2010. For the same periods, the average balance of demand deposits increased by $299.8 million, or 41 percent, to $1.0 billion from $724.5 million during the second quarter of 2009 and increased $67.9 million, or 7 percent, from the first quarter of 2010.
As a result of the overall economic downturn, we have continued to experience increases in levels of non-performing assets and exposure to credit losses during the second quarter of 2010. Provision for credit losses, valuation allowance and direct write-downs related to other real estate owned (“OREO”) totaled $15.1 million in second quarter of 2010 compared to $11.0 million in the second quarter of 2009 and $15.4 million in the first quarter of 2010. The Company recorded a $14.5 million provision for credit losses in the second quarter of 2010, compared to $11.0 million in the second quarter of 2009 and $13.5 million in the first quarter of 2010. The second quarter provision resulted in an increase in the combined reserve to 1.73 percent of loans held for investment as compared to 1.35 percent at June 30, 2009, and 1.69 percent at the end of the first quarter of 2010. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the second quarter of 2010, net charge-offs were $12.6 million, compared to net charge-offs of $6.8 million in the second quarter of 2009 and net charge-offs of $9.3 million in the first quarter of 2010. Non-accrual loans were $138.2 million, or 3.10 percent, of loans at the end of the second quarter of 2010, compared to $49.6 million, or 1.18 percent of loans at the end of the second quarter of 2009, and $115.9 million, or 2.61 percent of loans at the end of the first quarter of 2010. At June 30, 2010, total OREO was $42.1 million compared to $31.4 million at the end of the second quarter of 2009, and $28.9 million at the end of the first quarter of 2010. The balance of $42.1 million at June 30, 2010 is stated net of an $8.9 million valuation allowance, for which we incurred a non-interest expense of $557,000 during the second quarter of 2010.
Non-interest income increased $620,000 during the second quarter of 2010, or 8%, compared to the same period of 2009 primarily related to a $1.3 million increase in other non-interest income due to gains on sale of leased equipment. Offsetting this increase was a $449,000 decrease in brokered loan fees related to a decline in volume, and a $257,000 decrease in equipment rental income related to a decline in the leased equipment portfolio.
Non-interest expense for the second quarter of 2010 increased $3.7 million, or 10 percent, to $39.1 million from $35.4 million in the second quarter of 2009. The increase is primarily related to a $3.4 million increase in salaries and employee benefits to $21.4 million from $18.0 million, which was primarily due to general business growth. Allowance and other carrying costs for OREO expense increased $430,000 to $808,000 related to deteriorating values of assets held in OREO. Of the $808,000 expense, $557,000 was related to increasing the valuation allowance.
Stockholders’ equity increased by 11 percent from $464.0 million at June 30, 2009 to $514.1 million at June 30, 2010. Contributing to the increase was retained net income and proceeds of sales of common stock. During the second quarter of 2010, we sold approximately 185,000 shares of common stock with net proceeds of $3.5 million under the discretionary equity issuance program announced in January 2010. The Bank is well capitalized under regulatory guidelines and at June 30, 2010, the Company’s ratio of tangible common equity to total tangible assets was 8.4 percent.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2010	2010	2009	2009	2009

CONSOLIDATED STATEMENT OF INCOME
Interest income	$67,472	$64,306	$65,137	$62,197	$60,013
Interest expense	9,587	9,078	10,031	10,631	11,211

Net interest income	57,885	55,228	55,106	51,566	48,802
Provision for credit losses	14,500	13,500	10,500	13,500	11,000

Net interest income after provision for credit losses	43,385	41,728	44,606	38,066	37,802
Non-interest income	8,036	6,948	7,811	7,133	7,416
Non-interest expense	39,118	37,186	42,796	37,067	35,373

Income from continuing operations before income taxes	12,303	11,490	9,621	8,132	9,845
Income tax expense	4,187	3,890	3,194	2,779	3,363

Income from continuing operations	8,116	7,600	6,427	5,353	6,482
Loss from discontinued operations (after-tax)	(54)	(55)	(55)	(41)	(44)

Net income	8,062	7,545	6,372	5,312	6,438
Preferred stock dividends	—	—	—	—	4,453

Net income available to common shareholders	$8,062	$7,545	$6,372	$5,312	$1,985

Diluted EPS from continuing operations	$.22	$.21	$.18	$.15	$.06
Diluted EPS	$.22	$.21	$.18	$.15	$.06

Diluted shares	37,486,785	36,783,719	36,311,306	36,303,975	33,866,237

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,961,472	$5,499,599	$5,698,318	$5,320,401	$5,306,407
Loans held for investment	4,462,830	4,443,456	4,457,293	4,290,453	4,211,304
Loans held for sale	997,150	592,436	693,504	549,787	544,652
Securities	227,029	246,209	266,128	285,869	308,187
Demand deposits	1,120,664	994,096	899,492	802,692	730,034
Total deposits	4,926,069	4,409,819	4,120,725	3,916,568	3,643,582
Other borrowings	376,646	452,061	957,029	790,192	1,059,572
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	514,078	499,996	481,360	474,044	464,026

End of period shares outstanding	36,776,836	36,524,313	35,919,524	35,802,068	35,688,244
Book value (excluding securities gains/losses)	$13.79	$13.52	$13.23	$13.05	$12.87
Tangible book value (excluding securities gains/losses)	$13.53	$13.25	$12.96	$12.84	$12.66

SELECTED FINANCIAL RATIOS
From continuing operations:
Net interest margin	4.32%	4.43%	4.21%	4.06%	3.88%
Return on average assets	.58%	.57%	.47%	.40%	.49%
Return on average equity	6.33%	6.21%	5.26%	4.46%	5.45%
Non-interest income to earning assets	.60%	.55%	.59%	.56%	.59%
Efficiency ratio	59.3%	59.8%	68.0%	63.1%	62.9%
Efficiency ratio (excluding ORE valuation/write-down)	58.5%	56.7%	59.1%	59.4%	62.9%
Non-interest expense to earning assets	2.91%	2.97%	3.26%	2.91%	2.80%
From consolidated:
Net interest margin	4.32%	4.43%	4.21%	4.06%	3.88%
Return on average assets	.57%	.57%	.46%	.40%	.48%
Return on average equity	6.29%	6.17%	5.21%	4.43%	5.41%

Tangible common equity to total tangible assets	8.4%	8.8%	8.2%	8.7%	8.6%
Tier 1 capital ratio	11.0%	11.3%	10.7%	11.2%	11.2%
Total capital ratio	12.3%	12.5%	12.0%	12.5%	12.3%
Tier 1 leverage ratio	10.7%	11.0%	10.5%	10.8%	10.6%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30,	June 30,	%
	2010	2009	Change

Assets
Cash and due from banks	$93,159	$74,478	25%
Federal funds sold	27,990	6,000	N/M
Securities, available-for-sale	227,029	308,187	(26)%
Loans held for sale	997,150	544,652	83%
Loans held for sale from discontinued operations	582	578	1%
Loans held for investment (net of unearned income)	4,462,830	4,211,304	6%
Less: Allowance for loan losses	74,881	54,286	38%

Loans held for investment, net	4,387,949	4,157,018	6%
Premises and equipment, net	11,065	11,088	(0)%
Accrued interest receivable and other assets	207,486	197,376	5%
Goodwill and intangibles, net	9,644	7,608	27%

Total assets	$5,962,054	$5,306,985	12%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$1,120,664	$730,034	54%
Interest bearing	3,394,648	2,530,562	34%
Interest bearing in foreign branches	410,757	382,986	7%

Total deposits	4,926,069	3,643,582	35%

Accrued interest payable	2,503	2,900	(14)%
Other liabilities	29,352	23,499	25%
Federal funds purchased	309,722	632,945	(51)%
Repurchase agreements	13,812	61,816	(78)%
Other borrowings	53,112	364,811	(85)%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	5,447,976	4,842,959	12%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares — 10,000,000
Issued shares	—	—
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 36,777,253 and 35,688,661 at June 30, 2010 and 2009, respectively	368	357	3%
Additional paid-in capital	342,724	321,987	6%
Retained earnings	164,227	136,936	20%
Treasury stock (shares at cost: 417 at June 30, 2010 and 2009)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	6,767	4,754	42%

Total stockholders’ equity	514,078	464,026	11%

Total liabilities and stockholders’ equity	$5,962,054	$5,306,985	12%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Interest income
Interest and fees on loans	$64,935	$56,455	$126,504	$108,367
Securities	2,491	3,544	5,217	7,395
Federal funds sold	40	9	42	24
Deposits in other banks	6	5	15	33

Total interest income	67,472	60,013	131,778	115,819
Interest expense
Deposits	8,420	8,769	16,178	20,348
Federal funds purchased	244	740	609	1,358
Repurchase agreements	2	14	6	28
Other borrowings	1	570	48	1,748
Trust preferred subordinated debentures	920	1,118	1,824	2,318

Total interest expense	9,587	11,211	18,665	25,800

Net interest income	57,885	48,802	113,113	90,019
Provision for credit losses	14,500	11,000	28,000	19,500

Net interest income after provision for credit losses	43,385	37,802	85,113	70,519
Non-interest income
Service charges on deposit accounts	1,539	1,614	3,022	3,139
Trust fee income	980	952	1,934	1,836
Bank owned life insurance (BOLI) income	481	423	952	697
Brokered loan fees	2,221	2,670	4,125	4,702
Equipment rental income	1,196	1,453	2,540	2,909
Other	1,619	304	2,411	1,033

Total non-interest income	8,036	7,416	14,984	14,316
Non-interest expense
Salaries and employee benefits	21,393	18,000	41,462	34,219
Net occupancy expense	3,032	3,387	6,046	6,141
Leased equipment depreciation	1,035	1,115	2,094	2,238
Marketing	1,101	655	1,888	1,210
Legal and professional	3,298	3,291	5,248	5,542
Communications and data processing	911	979	1,927	1,815
FDIC insurance assessment	2,241	3,493	4,109	5,040
Allowance and other carrying costs for OREO	808	378	3,100	1,578
Other	5,299	4,075	10,430	7,896

Total non-interest expense	39,118	35,373	76,304	65,679

Income from continuing operations before income taxes	12,303	9,845	23,793	19,156
Income tax expense	4,187	3,363	8,077	6,549

Income from continuing operations	8,116	6,482	15,716	12,607
Loss from discontinued operations (after-tax)	(54)	(44)	(109)	(139)

Net income	8,062	6,438	15,607	12,468
Preferred dividends	—	4,453	—	5,383

	$8,062	$1,985	$15,607	$7,085

Basic earnings per common share:
Income from continuing operations	$.22	$.06	$.43	$.22
Net income	$.22	$.06	$.43	$.22

Diluted earnings per common share:
Income from continuing operations	$.22	$.06	$.42	$.22
Net income	$.22	$.06	$.42	$.22

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2010	2010	2009	2009	2009

Reserve for loan losses:
Beginning balance	$71,705	$67,931	$65,818	$54,286	$50,145
Loans charged-off:
Commercial	6,653	7,551	2,098	115	92
Real estate — construction	5,789	420	4,051	576	1,821
Real estate — term	—	766	1,971	1,239	1,250
Consumer	—	—	3	80	—
Leases	218	594	—	72	3,724

Total	12,660	9,331	8,123	2,082	6,887
Recoveries:
Commercial	46	18	34	21	48
Real estate — construction	—	—	6	—	—
Real estate — term	6	8	53	—	—
Consumer	—	—	7	16	5
Leases	55	25	34	20	—

Total recoveries	107	51	134	57	53

Net charge-offs	12,553	9,280	7,989	2,025	6,834
Provision for loan losses	15,729	13,054	10,102	13,557	10,975

Ending balance	$74,881	$71,705	$67,931	$65,818	$54,286

Reserve for off-balance sheet credit losses:
Beginning balance	$3,394	$2,948	$2,550	$2,607	$2,582
Provision (benefit) for off-balance sheet credit losses	(1,229)	446	398	(57)	25

Ending balance	$2,165	$3,394	$2,948	$2,550	$2,607

Total reserves for credit losses	$77,046	$75,099	$70,879	$68,368	$56,893

Total provision for credit losses	$14,500	$13,500	$10,500	$13,500	$11,000

Reserve to loans held for investment(2)	1.68%	1.61%	1.52%	1.53%	1.29%
Reserve to average loans held for investment(2)	1.68%	1.63%	1.55%	1.54%	1.32%
Net charge-offs to average loans(1)(2)	1.13%	.85%	.72%	.19%	.66%
Net charge-offs to average loans for last twelve months(1)(2)	.73%	.61%	.46%	.41%	.41%
Total provision for credit losses to average loans(1)(2)	1.30%	1.24%	.95%	1.26%	1.07%
Combined reserves for credit losses to loans held for investment(2)	1.73%	1.69%	1.59%	1.59%	1.35%

Non-performing assets (NPAs): (4)
Non-accrual loans	$138,236	$115,926	$95,625	$85,270	$49,592
Other real estate owned (OREO) (5)	42,077	28,865	27,264	34,671	31,404

Total	$180,313	$144,791	$122,889	$119,941	$80,996

Non-accrual loans to loans(2)	3.10%	2.61%	2.15%	1.99%	1.18%
Total NPAs to loans plus OREO(2)	4.00%	3.24%	2.74%	2.77%	1.91%
Reserve for loan losses to non-accrual loans	.5x	.6x	.7x	.8x	1.1x

Restructured loans(6)	$—	$10,700	$—	$—	$—
Loans past due 90 days and still accruing(3)	$13,962	$2,390	$6,081	$7,569	$3,539

Loans past due 90 days to loans(2)	.31%	.05%	.14%	.18%	.08%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At June 30, 2010, loans past due 90 days and still accruing includes premium finance loans of $1.7 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	At June 30, 2010, non-performing assets include $1.5 million of mortgage warehouse loans, which were transferred to the loans held for investment portfolio at lower of cost or market, and some were subsequently moved to OREO.

(5)	At June 30, 2010, OREO balance is net of $8.9 million valuation allowance.

(6)	Loan was restructured in Q1-10 and was still accruing. During Q2-10, conditions related to this credit deteriorated and it is now included in nonaccruals.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2010	2010	2009	2009	2009

Interest income
Interest and fees on loans	$64,935	$61,569	$62,174	$58,959	$56,455
Securities	2,491	2,726	2,957	3,226	3,544
Federal funds sold	40	2	2	5	9
Deposits in other banks	6	9	4	7	5

Total interest income	67,472	64,306	65,137	62,197	60,013
Interest expense
Deposits	8,420	7,758	8,560	8,916	8,769
Federal funds purchased	244	365	460	586	740
Repurchase agreements	2	4	11	14	14
Other borrowings	1	47	76	125	570
Trust preferred subordinated debentures	920	904	924	990	1,118

Total interest expense	9,587	9,078	10,031	10,631	11,211

Net interest income	57,885	55,228	55,106	51,566	48,802
Provision for credit losses	14,500	13,500	10,500	13,500	11,000

Net interest income after provision for credit losses	43,385	41,728	44,606	38,066	37,802
Non-interest income
Service charges on deposit accounts	1,539	1,483	1,490	1,658	1,614
Trust fee income	980	954	979	1,000	952
Bank owned life insurance (BOLI) income	481	471	464	418	423
Brokered loan fees	2,221	1,904	2,221	2,120	2,670
Equipment rental income	1,196	1,344	1,357	1,291	1,453
Other	1,619	792	1,300	646	304

Total non-interest income	8,036	6,948	7,811	7,133	7,416
Non-interest expense
Salaries and employee benefits	21,393	20,069	19,631	19,569	18,000
Net occupancy expense	3,032	3,014	2,986	3,164	3,387
Leased equipment depreciation	1,035	1,059	1,031	1,050	1,115
Marketing	1,101	787	1,119	705	655
Legal and professional	3,298	1,950	3,030	3,274	3,291
Communications and data processing	911	1,016	993	935	979
FDIC insurance assessment	2,241	1,868	1,972	1,452	3,493
Allowance and other carrying costs for OREO	808	2,292	6,377	2,390	378
Other	5,299	5,131	5,657	4,528	4,075

Total non-interest expense	39,118	37,186	42,796	37,067	35,373

Income from continuing operations before income taxes	12,303	11,490	9,621	8,132	9,845
Income tax expense	4,187	3,890	3,194	2,779	3,363

Income from continuing operations	8,116	7,600	6,427	5,353	6,482
Loss from discontinued operations (after-tax)	(54)	(55)	(55)	(41)	(44)

Net income	8,062	7,545	6,372	5,312	6,438
Preferred stock dividends	—	—	—	—	4,453

Net income available to common stockholders	$8,062	$7,545	$6,372	$5,312	$1,985

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	2nd Quarter 2010			1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009			2nd Quarter 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Average	Average	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Balance	Balance	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate

Assets
Securities — Taxable	$193,542	$2,126	4.41%	$211,618	$2,341	4.49%	$230,686	$2,560	4.40%	$247,936	$2,813	4.50%	$280,372	$3,124	4.47%
Securities — Non-taxable(2)	39,635	562	5.69%	41,654	592	5.76%	42,932	611	5.65%	44,642	635	5.64%	45,901	646	5.64%
Federal funds sold	91,564	40	0.18%	7,471	2	0.11%	5,550	2	0.14%	6,782	5	0.29%	5,649	9	0.64%
Deposits in other banks	12,449	6	0.19%	12,457	9	0.29%	12,916	4	0.12%	12,649	7	0.22%	12,268	5	0.16%
Loans held for sale	664,474	8,244	4.98%	457,459	5,490	4.87%	601,793	7,286	4.80%	539,889	6,836	5.02%	656,462	7,727	4.72%
Loans held for investment	4,459,790	56,691	5.10%	4,413,960	56,079	5.15%	4,384,692	54,888	4.97%	4,264,202	52,123	4.85%	4,124,937	48,728	4.74%
Less reserve for loan losses	71,536	—	—	66,726	—	—	68,177	—	—	56,429	—	—	51,601	—	—

Loans, net of reserve	5,052,728	64,935	5.15%	4,804,693	61,569	5.20%	4,918,308	62,174	5.02%	4,747,662	58,959	4.92%	4,729,798	56,455	4.79%

Total earning assets	5,389,918	67,669	5.04%	5,077,893	64,513	5.15%	5,210,392	65,351	4.98%	5,059,671	62,419	4.89%	5,073,988	60,239	4.76%
Cash and other assets	261,668			311,128			243,823			245,564			251,960

Total assets	$5,651,586			$5,389,021			$5,454,215			$5,305,235			$5,325,948

Liabilities and Stockholders’ Equity
Transaction deposits	$484,900	$389	0.32%	$365,205	$264	0.29%	$180,767	$85	0.19%	$144,944	$58	0.16%	$135,756	$55	0.16%
Savings deposits	2,054,199	4,047	0.79%	1,773,201	3,524	0.81%	1,620,659	3,569	0.87%	1,377,712	3,090	0.89%	974,275	2,003	0.82%
Time deposits	832,973	2,808	1.35%	840,820	2,787	1.34%	1,111,899	3,454	1.23%	1,284,220	4,245	1.31%	1,082,691	5,105	1.89%
Deposits in foreign branches	380,361	1,176	1.24%	353,803	1,183	1.36%	401,661	1,452	1.43%	404,545	1,523	1.49%	394,251	1,606	1.63%

Total interest bearing deposits	3,752,433	8,420	0.90%	3,333,029	7,758	0.94%	3,314,986	8,560	1.02%	3,211,421	8,916	1.10%	2,586,973	8,769	1.36%
Other borrowings	222,427	247	0.45%	461,477	416	0.37%	607,731	547	0.36%	724,127	725	0.40%	1,404,881	1,324	0.38%
Trust preferred subordinated debentures	113,406	920	3.25%	113,406	904	3.23%	113,406	924	3.23%	113,406	990	3.46%	113,406	1,118	3.95%

Total interest bearing liabilities	4,088,266	9,587	0.94%	3,907,912	9,078	0.94%	4,036,123	10,031	0.99%	4,048,954	10,631	1.04%	4,105,260	11,211	1.10%
Demand deposits	1,024,292			956,359			914,266			764,557			724,487
Other liabilities	24,693			28,643			18,787			15,617			18,899
Stockholders’ equity	514,335			496,107			485,039			476,107			477,302

Total liabilities and stockholders’ equity	$5,651,586			$5,389,021			$5,454,215			$5,305,235			$5,325,948

Net interest income		$58,082			$55,435			$55,320			$51,788			$49,028
Net interest margin			4.32%			4.43%			4.21%			4.06%			3.88%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.